Exhibit 10.4

Amendment No. 1
To The
Equity Commonwealth 2015 Omnibus Incentive Plan

Pursuant to Section 5.2 of the Equity Commonwealth 2015 Omnibus Incentive Plan (the “Plan”), the Board of Directors of Equity Commonwealth (the “Board”), at a meeting of the Board held on January 26, 2016, has duly adopted a resolution approving this Amendment No. 1 to the Plan (this “Amendment”) to amend the Plan as set forth below. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Plan.

1.	Section 10.2. The last sentence of Section 10.2 of the Plan is hereby amended to read in its entirety as follows:
Except as provided in Section 10.9, Awards of Restricted Stock and Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

2.	Section 10. The following provision shall be added to the Plan immediately following Section 10.8 of the Plan:

10.9 Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Award of Restricted Stock or Stock Units to any Family Member. For the purpose of this Section 10.9, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 10.9, any such Award of Restricted Stock or Stock Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Award of Restricted Stock or Stock Units shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Awards of Restricted Stock or Stock Units shall be prohibited except to Family Members of the original Grantee in accordance with this Section 10.9 or by will or the laws of descent and distribution. The provisions of Section 10.6 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Award of Restricted Stock or Stock Units.

3.	Section 11. The following provision shall be added to the Plan immediately following Section 11.3 of the Plan:

11.4 Family Transfers
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Award of OP Units to any Family Member. For the purpose of this Section 11.4, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 11.4, any such Award of OP Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Award of OP Units shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Awards of OP Units shall be prohibited except to Family Members of the original Grantee in accordance with this Section 11.4 or by will or the laws of descent and distribution.

4.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

5.	Except as modified by the Amendment, the terms of the Plan remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment is made effective as of June 16, 2015.

EQUITY COMMONWEALTH

By:	/s/ Adam Markman
Adam Markman
Executive Vice President, CFO and Treasurer

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